Exhibit 24


                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers directors of IMS Health Incorporated (the "Company") in their respective capacities set forth below constitutes and appoints Kenneth S. Siegel as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under such Act of shares of Common Stock of the Company ("Common Stock") issuable to employees pursuant to the Company's Non-Employee Directors' Stock Incentive Plan, the Non-Employee Directors' Deferred Compensation Plan, the Employees' Stock Incentive Plan and the Stock Option Plan for Former Employees of Pharmaceutical Marketing Services, Inc. to the extent that any such registration may be required in the opinion of the executive officers of the Company, upon the advice of counsel, including without limitation, the power and authority to sign the name of the undersigned individual in the capacity indicated below opposite the name of such individual to the Registration Statement on Form S-8 or any Form relating to the registration of such Common Stock, to be filed with the Securities and Exchange Commission with respect to said Common Stock, to sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.


          Signature                      Title                   Date


/s/   Robert E. Weissman       Chairman, Chief Executive
      Robert E. Weissman       Officer (principal          November 12, 1998
                               executive officer) and
                               Director




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/s/    Victoria R. Fash        President, Chief            November 12, 1998
       Victoria R. Fash        Operating Officer and
                               Director


/s/   J. Michal Conaway        Chief Financial Officer     November 12, 1998
      J. Michal Conaway



                               Senior Vice President and   November __, 1998
       James C. Malone         Controller (principal
                               accounting officer)


                               Director                    November 13, 1998
    Clifford L. Alexander, Jr.


/s/   John P. Imlay, Jr.       Director                    November 13, 1998
      John P. Imlay, Jr.



                               Director                    November 13, 1998
      Robert Kamerschen



                               Director                    November 13, 1998
      Robert J. Lanigan



/s/   H. Eugene Lockhart       Director                    November 13, 1998
      H. Eugene Lockhart


/s/   M. Bernard Puckett       Director                    November 13, 1998
      M. Bernard Puckett



/s/ William C. Van Fassen      Director                    November 13, 1998
    William C. Van Fassen